ASP Ventures Corp.
 1177 W. Hastings Street, Suite 1818, Vancouver, BC V6E 2K3
Tel: (604) 602-1717 Fax: (604) 683-2370

June 11, 2001, 10:00 a.m. PDT

Media Contact:
Ross Wilmot (604) 684-4691

ASP VENTURES CORP. TERMINATES AGREEMENT WITH
PROMERITA, INC.

ASP Ventures, Corp. ("ASP") (OTCBB: APVE) today announced that it has accepted a request by Promerita, Inc. ("Promerita") to terminate the Memorandum of Understanding agreement initially executed with Promerita and certain of the shareholders of Promerita on March 5, 2001.

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Information contained in this press release includes statements that are forward-looking. Actual results could differ materially from those projected in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to very materially from those anticipated. These include the failure of any of the conditions to closing stated above, completion of the acquisition of the target businesses, attracting necessary management, raising the necessary capital to fund business operations and potential market competition. Information as stated in the release may or may not be in effect after the date on the release.